SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                                                                                         November 5, 2004

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey                                08540

(Address of principal executive offices)                                   (Zip Code)

Registrant's Telephone Number, including area code:               (609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           On November 5, 2004, the Board of Directors of Interpool, Inc. (the "Company") elected Mr. Michael S. Mathews and Mr. William J. Shea, Jr. to the board of directors, to fill two vacancies. The board has determined that both Mr. Mathews and Mr. Shea will meet the requirements to be deemed independent directors of the Company.

           Mr. Mathews, an experienced international investment banker, private equity investor and corporate director, is currently the managing director of Westgate Capital Co., a firm he founded in 1993 to identify and structure investment opportunities on behalf of private investors. Mr. Mathews served on the Board of Petroleum Geo-Services from 1993 until September 2002. From 1998 to 2002, he served as Vice Chairman of PGS and held the position as Chairman of the Compensation Committee and was a member of the Audit Committee. From 1989 to 1992, Mr. Mathews served as managing director of Bradford Ventures Ltd., a private investment firm involved in equity investments, including acquisitions. Mr. Mathews received an A.B. from Princeton University in 1962 and received a J.D. from the University of Michigan Law School in 1965.

           Mr. Shea is president and co-founder of Kelley Transportation Services, Inc, a transportation equipment manufacturing and leasing business headquartered in San Francisco. From 1987-2004, he served as president of Bay Cities Leasing LLC an operating leasing company specializing in domestic containers, chassis and intermodal trailers. In 1994, Mr. Shea was named program manager of the EMP Program - a national pool of 30,000 domestic containers and chassis operating on Union Pacific, Norfolk Southern, CP Rail, CN and other Class 1 rail systems. To facilitate EMP Program expansion, Bay Cities Leasing formed a joint venture with Union Pacific, called Bay Pacific Financial, to provide $400 million of capital to the program. Mr. Shea served as co-chairman of Bay Pacific Financial from 1994-2004, when he and his partner completed the sale of Bay Cities Leasing to Transport International Pool, a unit of GE Capital Services. Mr. Shea is active in numerous charities. He received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1977.

          A copy of the Company’s press release dated November 10, 2004 is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits:

99.1 Press Release dated November 10, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: November 12, 2004

Exhibit Index

99.1     Press Release dated November 10, 2004